CONSENT
                                -------


        I, the undersigned, hereby consent to being named as nominee to the

Nichols  Research  Corporation  Board of  Directors  in the Proxy Statement

relative to the Annual Meeting of Shareholders to be held January 9,  1997,

and hereby consent to serve  as a director of Nichols Research Corporation,

if elected.

        Dated this 14th day of November, 1996.


                                    Thomas L. Patterson
                                    __________________________________
                                    Thomas L. Patterson